SE Financial Corp.

                                                           FOR IMMEDIATE RELEASE
                                                       Contact: Frank S. DePaolo
                                                               President and CEO
                                                                  (215) 468-1700

                               SE FINANCIAL CORP.
                        ANNOUNCES SECOND QUARTER RESULTS


         Philadelphia,  Pennsylvania,  June 1, 2004 - SE Financial Corp. (OTCBB:
SEFL) (the "Company") the holding company for St. Edmond's Federal Savings Bank announced net income of $149,000, for the three months ended April 30, 2004 compared to $145,000 for the same period last year. For the six months ended April 30, 2004, the Company had net income of $249,000 compared to $279,000 for the six months ended April 30, 2003. Per share figures are not applicable because the Bank's conversion to stock form and the Company's concurrent initial public offering were not completed until May 6, 2004.

         For the three months ended April 30, 2004, net interest income after provision for loan losses totaled $707,000 compared to $693,000 for the three months ended April 30, 2003, an increase of $14,000, or 2.0%. Noninterest income was $96,000 for the three months ended April 30, 2004 compared to $89,000 for the three months ended April 30, 2003. Noninterest expense was $579,000 for the three months ended April 30, 2004 compared to $544,000 for the three months ended April 30, 2003.

         For the six months ended April 30, 2004, net interest income after provision for loan losses totaled $1,349,000 compared to $1,368,000 for the six months ended April 30, 2003. Noninterest income was $178,000 for the six months ended April 30, 2004 compared to $199,000 for the six months ended April 30, 2003. Noninterest expense was $1,142,000 for the six months ended April 30, 2004 compared to $1,116,000 for the six months ended April 30, 2003.

         Total assets at April 30, 2004 were $128,668,000 compared to $87,367,000 at October 31, 2003, an increase of $41,301,000, or 47.3%. Cash and cash equivalents increased to $31,980,000 at April 30, 2004 from $6,304,000 at October 31, 2003. This increase was primarily the result of the receipt of funds received from customers for the purchase of stock in the Company's conversion. Investment securities available for sale increased to $37,035,000 at April 30, 2004 from $27,337,000 at October 31, 2003. This increase is primarily due to the purchase of investments funded through an arbitrage by borrowing funds from the Federal Home Loan Bank of Pittsburgh. Net loans increased $3,755,000, or 7.4%, to $54,485,000 at April 30, 2004 from $50,730,000 at October 31, 2003. For the six months ended April 30, 2004, the net loan receivable increase was due to strong loan demand. Deposits increased to $102,913,000 at April 30, 2004 from $72,273,000 at April 30, 2003. This increase was primarily due to the receipt of funds received for the purchase of stock. Borrowed money increased to $16,607,000 at April 30, 2004 from $6,637,000 at October 31, 2003.

         Frank S. DePaolo, President and Chief Executive Officer, stated, "The second quarter results show strong earnings and we affirm our commitment to enhance shareholder value. Our recent stock offering was very successful. We raised a total of $25,168,750 after expenses from the offering. We welcome our new shareholders and extend our appreciation to them for their ongoing support."



         SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with two offices located in Philadelphia, Pennsylvania and Sewell, New Jersey.

         Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


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
     -----------------------------------------------------------------------------------------------------------------------------

     Selected Income Statement Data (Unaudited)
     (Dollars in thousands except per share data)                 Three Months Ended April 30,        Six Months Ended April 30,
                                                                ------------------------------       -----------------------------
                                                                  2004              2003               2004               2003
                                                                 -------          -------            -------            -------
        Interest income                                          $ 1,211          $ 1,315            $ 2,391         $    2,681
        Interest expense                                             495              613              1,024              1,294
                                                                 -------          -------            -------            -------
        Net interest income                                          716              702              1,367              1,387
        Provision for loan losses                                      9                9                 18                 18
                                                                 -------          -------            -------            -------
        Net interest income after provision for loan losses          707              693              1,349              1,369
        Noninterest income                                            97               89                178                199
        Noninterest expense                                          580              544              1,142              1,116
                                                                 -------          -------            -------            -------
        Income before taxes                                          224              238                385                452
        Income tax expense                                            75               93                136                173
                                                                 -------          -------            -------            -------
        Net income                                               $   149          $   145            $   249            $   279
                                                                 =======          =======            =======            =======

        Weighted average shares outstanding (1)                       na               na                 na                 na
        Basic earnings per share (1)                                  na               na                 na                 na
        Diluted earnings per share (1)                                na               na                 na                 na

     -----------------------------------------------------------------------------------------------------------------------------

     Performance Ratios (Unaudited)                               Three Months Ended April 30,        Six Months Ended April 30,
                                                                ---------------------------------    -----------------------------
                                                                   2004             2003                2004            2003
                                                                --------------   -------------       -------------   -------------
        Return on average assets (2)(3)                            0.65%            0.67%               0.56%           0.65%
        Return on average equity (2)(3)                            7.42%            7.62%               6.30%           7.38%
        Net interest margin on avg interest earning assets (2)(3)  3.34%            3.50%               3.30%           3.41%

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


     Selected Balance Sheet Data (Unaudited)
     (Dollars in thousands except per share data)                       April 30,                           October 31,
                                                                          2004                                 2003
                                                                       ----------------                    -----------------
        Assets                                                          $ 128,668                             $ 87,367
        Loan receivable, net                                               54,485                               50,730
        Cash and cash equivalents                                          31,980                                6,304
        Investment securities available for sale                           37,035                               27,337
        Deposits                                                          102,913                               72,273
        FHLB borrowings                                                    16,607                                6,637
        Total retained earnings                                             7,935                                7,672
        Ending shares outstanding (1)                                          na                                   na
        Book value per share (1)                                               na                                   na
        Retained earnings to total assets                                   6.17%                                8.78%

     -----------------------------------------------------------------------------------------------------------------------------

     Asset Quality (Unaudited)
     (Dollars in thousands)                                             April 30,                            October 31,
                                                                          2004                                  2003
                                                                       ----------------                    -----------------
        Non-performing assets (4)                                           $ 198                                $ 421
        Allowance for losses                                                  281                                  263
        Non-performing assets to total assets                               0.15%                                0.48%
        Allowance for losses to total loans                                 0.51%                                0.51%
        Allowance for losses to non-performing assets                     141.92%                               62.47%

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

(1) Shares outstanding, earnings per share and book value per share are not applicable because the Bank's conversion to stock form and the Company's concurrent initial public offering was not completed until May 6, 2004.
(2)  Annualized for the three and six months ended April 30, 2004 and 2003.
(3) The yield on municipal securities has been adjusted to a tax-equivalent basis.
(4)  Nonperforming assets include non-accrual loans and real estate owned.